Exhibit 10.4

UNOVA, INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) is made as of the            day of                             ,           , between UNOVA, Inc., a Delaware corporation (the “Company”), and                                     (the “Grantee”).

WHEREAS, the UNOVA, Inc.                                               (the “Plan”) was adopted by the Board of Directors of the Company on                                 and was approved by the shareholders of the Company on                        ; and

WHEREAS, as an inducement to the Grantee to remain in the employ of the Company or one of its subsidiaries, to increase the Grantee’s proprietary interest in the business of the Company through ownership of the Company’s stock, and to reward the Grantee’s contribution to the future success of the Company, the Company desires to award the Grantee shares of Restricted Stock (as that term is defined in the Plan) in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and the Grantee hereby agree as follows:

1.        The Company hereby awards the Grantee, as a matter of separate inducement and agreement, and not in lieu of salary or other compensation for services, an Award of Restricted Stock comprising                   shares of the common stock, par value $.01 per share, of the Company (“Common Stock”), on the terms and conditions hereinafter set forth, such number of shares to be subject to adjustment as provided in Section              of the Plan.

In order for this Award to become effective, the Grantee must sign and return to the Company’s Secretary one copy of this Agreement [or accept it electronically as instructed] within 30 days following the date at the end of this Agreement.  In the event Grantee fails to do so, this Agreement shall be deemed canceled, null and void.

2.        The Plan, a copy of which has been made available to the Grantee, is incorporated herein by reference and is made part of this Agreement as if fully set forth herein.  Capitalized terms used in this Agreement which are not defined herein shall have the meaning assigned to such terms in the Plan, it being understood that the term “Restricted Stock” shall mean and refer only to those shares of Restricted Stock granted pursuant to this Agreement.  This Agreement is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the Plan as the same exist at the time this Agreement became effective.  The Plan shall control in the event there is any expressed conflict between the Plan and the terms hereof and with respect to such matters as are not expressly covered in this Agreement.  The Board or the Committee may amend the Plan and the terms of this Agreement only to the extent permitted by Section           of the Plan.

3.       The Restricted Stock awarded under this Agreement will not be evidenced by a stock certificate or certificates. The Restricted Stock will be registered on the books of the Company by its transfer agent in uncertificated form.  A restriction on transfer will be placed on these shares and remain until such time as they vest in accordance with the terms and conditions (including forfeiture) of this Agreement and the Plan.

4.       Subject to the provisions of Paragraph 6 of this Agreement, there shall be a Restriction Period beginning on the date of this Agreement with respect to the shares of Restricted Stock awarded.  [Insert terms of Restriction Period.]  Except as otherwise provided in Paragraph 6 hereof, all shares still subject to restriction on the date of Grantee’s Termination of Employment shall be forfeited by the Grantee.

5.       Until the earlier of (i) the expiration of the Restriction Period with respect to any of the shares granted hereunder or (ii) the vesting of such shares in accordance with the provisions of this Agreement or the Plan, the Grantee shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber shares of Restricted Stock[; provided that the foregoing shall not prevent the Grantee from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for stock options granted to the Grantee under the Plan or any successor plan of the Company].

6.       Notwithstanding any other provision of this Agreement, all shares of Restricted Stock granted hereunder still subject to restriction shall become fully vested and transferable and become free of all restrictions and deferral limitations to the full extent of the original grant upon the occurrence of any of the following events:  (a) the Termination of Employment of the Grantee by reason of the Grantee’s death; (b) the Termination of Employment of the Grantee by reason of the Grantee’s Disability; [or] (c) the occurrence of a Change of Control as defined in Section       of the Plan [or (d) the Termination of Employment of the Grantee not by reason of the Grantee’s Disability or death and not due to the Grantee’s voluntary Termination of Employment or the Company’s Termination of Employment of the Grantee for cause].

7.       If and when the Restriction Period expires as to the shares of Restricted Stock awarded hereunder without a prior forfeiture of the Restricted Stock, or if and when Restricted Stock vests pursuant to the provisions of Paragraph 6 hereof, and subject to the payment of withholding taxes as provided in Paragraph 9 hereof, the Company will direct its transfer agent to remove the restriction on transfer from the number of shares of Common Stock as to which the Restriction Period has ended or that have vested pursuant to Paragraph 6.

8.       Except as otherwise provided in this Agreement or the Plan, the Grantee shall have all rights of a shareholder with respect to the shares of Restricted Stock awarded hereunder, including the right to vote such shares and the right to receive any cash dividends which may be declared on the Company’s Common Stock.  Dividends payable in Common Stock shall be paid in the form of additional shares of Restricted Stock and shall be held subject to the same Restriction Period and vesting provisions applicable to the shares of Restricted Stock on which such dividends were paid.

9.       No later than the date as of which an amount first becomes includable in the gross income of the Grantee for federal income tax purposes with respect to any Restricted Stock granted by this Agreement, the Grantee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld by the Company with respect to such amount.  Unless otherwise determined by the Committee, withholding obligations (up to the minimum statutory amount required to be withheld by the Company) may be settled with Common Stock, including shares of the Restricted Stock that give rise to the withholding requirement or shares of Common Stock already owned by the Grantee for a period of at least six months.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.  Grantee, therefore, hereby elects, notwithstanding anything to the contrary in this Paragraph 9 or elsewhere in this Agreement, to satisfy any and all federal, state, local and foreign taxes of any kind required to be withheld by the Company in connection with Grantee’s shares (“Withholding Taxes”) by selecting one of the following payment options; provided that in all cases, the Company shall have the right to receive not less than the minimum amount of the Withholding Taxes that the Company is required by law to withhold (the “Mandatory Withholding Taxes”); and further provided that an amount equal to the Mandatory Withholding Taxes in respect of any cash payment to Grantee shall be withheld from any such cash payment:

OPTION 1:

☐                                    Authorizing and directing the Company to deduct from the total number of shares of Common Stock issued and deliverable to Grantee pursuant to this Agreement the number of shares having a value equal to the amount of the Withholding Taxes on the date such amount becomes due.

OPTION 2:

☐            Paying the Withholding Taxes to the Company in cash.

OPTION 3:

☐                                    Tendering to the Company the number of unrestricted shares of Common Stock owned by the Grantee for a period of at least six months prior to the date on which Withholding Taxes are due and having a value equal to the mandatory Withholding Taxes.

In the event that none of the payment options set forth above is specified, the Grantee’s election shall be deemed to be Option 1, and the Company shall proceed accordingly.

11.       Grantee understands and acknowledges that Grantee is one of a limited number of employees of the Company and its Subsidiaries who have been selected to receive grants of Restricted Stock and that Grantee’s award is considered Company confidential information.  Grantee hereby covenants and agrees not to disclose the Award of RSUs pursuant to this Agreement to any other person except (a) Grantee’s immediate family and legal or financial advisors who agree to maintain the confidentiality of this Agreement, (b) as required in connection with the administration of this Agreement and the Plan as it relates to this award or under applicable law, and (iii) to the extent the terms of this Award have been publicly disclosed.

12.     The grant of Restricted Stock to the Grantee in any year shall give the Grantee neither any right to similar grants in future years nor any right to be retained in the employ of the Company or its Subsidiaries, such employment being terminable to the same extent as if the Plan and this Agreement were not in effect.  The right and power of the Company and its Subsidiaries to dismiss or discharge the Grantee is specifically and unqualifiedly unimpaired by this Agreement.

13.     Each notice relating to this Agreement shall be in writing and delivered in person or by mail to the Company at its office, 6001 36th Avenue West, Everett, WA 98203-1264, to the attention of the Company’s Secretary, or at such other address as the Company may specify in writing to the Grantee by a notice delivered in accordance with this paragraph.  All notices to the Grantee shall be delivered to the Grantee at the Grantee’s address specified below or at such other address as the Grantee may specify in writing to the Secretary of the Company by a notice delivered in accordance with this paragraph.

14.     This Agreement, including the provisions of the Plan incorporated by reference herein, comprises the whole Agreement between the parties hereto with respect to the subject matter hereof, and shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflicts of law.  This Agreement shall become effective when it has been executed or accepted electronically by the Company and the Grantee.

15.     This Agreement shall inure to the benefit of and be binding upon each successor of the Company and, to the extent specifically provided herein and in the Plan, shall inure to the benefit of and shall be binding upon the Grantee’s heirs, legal representatives, and successors.

16.     If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement.

17.     This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together will constitute one and the same instrument.  In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, this Agreement is executed by the Grantee and by the Company through its duly authorized officer or officers as of the day and year first above written.

DATE:

UNOVA, Inc.

By:
[Name}
[Title}

GRANTEE:
(Please check one of the boxes under Paragraph 9)

Signature

Address

Social Security Number